As filed with the Securities and Exchange Commission on  May 24, 2011

Registration No. 333-173056

SECURITIES AND EXCHANGE COMMISSION

FORM S-1
Amendment No.  3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VICTORY LG, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	2086	38-3829642
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

VICTORY LG INC
6544 Kathrine Ann Court
Salt Lake City, Utah 84118

Tel.: (877) 262-5154
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-8104

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
BK Consulting & Associates, P.C.
1844 South 3850 West, Suite B
Salt Lake City, Utah 84104
Telephone 1-888-283-4256
Facsimile 1-877-255-9218
E- Mail corporate@bbkconsultinginc.com

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value (1)	8,000,000	$0.001(2)	$8,000	$0.93
TOTAL	8,000,000	$0.001(2)	$8,000	$0.93

(1)	The shares of Victory LG, Inc. common stock being registered hereunder are being registered primarily for resale by the Company’s CEO, Pauline Carson.

(2)	Estimated solely for purposes of calculating the registration fee under Rule 457.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated  May 24, 2011

VICTORY LG INC

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Pauline Carson, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. Common stock being registered in this registration statement may be sold by selling security holder at a fixed price of $0.001 per share or in transactions that are not in the public market at a fixed price of $0.001 per share. The offering will not be extended beyond the offering period of 29 days from the date of effectiveness.

The selling security holder Pauline Carson is the “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

Victory LG, Inc. is a development stage company. Victory LG, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have generated no revenues from our development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 9 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  May 24, 2011

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
THE OFFERING	7
RISK FACTORS	9
(A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING	9
(B) RISKS RELATED TO THE INDUSTRY	14
(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	16
USE OF PROCEEDS TO ISSUER	17
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
SELLING SECURITY HOLDER	17
PLAN OF DISTRIBUTION	18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
OVERVIEW	18
RESULTS OF OPERATIONS	21
LIQUIDITY AND CAPITAL RESOURCES	22
PLAN OF OPERATION	25
DESCRIPTION OF BUSINESS	26
MANAGEMENT	31
MANAGEMENT BIOGRAPHIES	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
REMUNERATION OF DIRECTORS AND OFFICER	33
EXECUTIVE COMPENSATION	33
SUMMARY COMPENSATION TABLE	33
COMPENSATION OF DIRECTORS	33
STOCK INCENTIVE PLAN	33
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	34
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	34
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35
DESCRIPTION OF SECURITIES TO BE REGISTERED	36
LEGAL MATTERS	37
EXPERTS	37
INTEREST OF NAMED EXPERTS AND COUNSEL	37
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	37
AVAILABLE INFORMATION	37
REPORTS TO SECURITY HOLDER	37
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms, VICTORY LG, INC.”, “Victory LG, Inc.”, “Victory LG”,” Company”, “we”, “us” and “our” refer to VICTORY LG INC

Overview

We were incorporated in the State of Nevada on January 5, 2011 under the name of Victory LG, Inc.

Victory LG, Inc. is presently developing for sale one Liquid-Gel capsule (named Victory LG 8-hour Energy Liquid-Gels). The 8-hour Energy Liquid-Gels, manufactured by an unaffiliated outside provider (Soft Gel Technologies, Inc. (SGTI) and the Company has not distributed the product to anyone. Since its inception, on January 5, 2011 Victory LG has incurred losses to February 28, 2011.

GENERAL INTRODUCTION

Victory LG, Inc. is presently developing for sale one Liquid-Gel capsule (named Victory LG 8-hour Energy Liquid-Gels). The 8-hour Energy Liquid-Gels, manufactured by an unaffiliated outside provider (Soft Gel Technologies, Inc. (SGTI) and the Company has not distributed the product to anyone. Since its inception, on January 5, 2011 Victory LG has incurred losses to February 28, 2011.

Victory LG, Inc. will attempt to market its sole intended product (which has not yet been produced), liquid-gel capsules (named Victory LG 8-hour Energy Liquid Gels), in the Salt Lake City area.

Victory LG, Inc. has not commenced its major operations of having its one product a liquid-gel capsule named Victory LG 8-hour Energy Liquid-Gels, manufactured by an unaffiliated outside provider (Soft Gel Technologies, Inc. (SGTI) and the Company has not distributed the product to anyone. Since its inception, on January 5, 2011 Victory LG has incurred losses to February 28, 2011.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing, in the amount of $75,000, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities. (See "Plan of Operation")

The competition for and difficulty in selling energy Liquid Gels may affect our ability to develop profitable operations in the future. Companies that are engaged in energy liquid gels, retail products, include large, established companies with substantial capabilities and long earnings records.

In 2011 Victory LG, Inc. intends to market and distribute a quality dietary supplement product, namely, Victory LG 8-hour Energy Liquid Gels.

BUSINESS DEVELOPMENT

The Company was incorporated on January 5, 2011. The Company has had limited development stage operations from incorporation (January 5, 2011) to February 28, 2011.

Initial Sales Strategy
We have established a direct sales approach using Pauline Carson coupled with the use of our internet web site to generate sales. Our direct sales will be conducted by Pauline Carson. She will market the product locally in the Salt Lake City, Utah area to retail chain stores. Her current marketing strategy consists of various Point of Sale material to   include advertising posters, flyers and magnetic strips with the Company name and its product developed by Pauline Carson in the past several months. We also intent to derive sales from our internet website which is currently under development at:   http://www.victorylg.com.  We need further funding to complete the Company’s internet website.

We intend to derive income from these sales and our goal is to establish brand recognition. Over the next twelve months, Victory LG, Inc. plans to build out and establish its reputation and network of clients and advisors in the energy liquid gel-cap business for sale to the general public. The Company aims to form long term working relationships with companies looking to sell Victory LG 8-hour Energy Liquid-Gels to the general public.

Subsequent Sales Strategy
Victory LG, Inc. will commence the marketing of the one Liquid-Gel capsule (named Victory LG 8-hour Energy Liquid-Gels) for sale to the general public. The Company is presently developing its marketing program to sell liquid-gel capsules to the general public. The Company is not offering the product to anyone at this time. Victory LG Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Victory LG Inc. is a development stage company and in the absence of revenues and operations the Independent Auditor’s Report dated May 24, 2011, cites a going concern issue. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital.

We established the minimum amount of $75,000 that the Company will need to raise through debt instruments such as bank loans, or private financing so that operations could start in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

DESCRIPTION OF PROPERTY

We use a corporate office located at 6544 Kathrine Ann Court, Salt Lake City, Utah 84118. There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

PRINCIPAL OPERATIONS, PRODUCT AND SERVICES OF THE COMPANY

Victory LG, Inc. was incorporated in the State of Nevada on January 5, 2011. Victory LG, Inc. is presently developing an 8-hour Energy Liquid-Gels.

Victory LG, Inc. is a development stage company with a limited history of development stage operations. We presently do not have the funding to execute our business plan.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Pauline Carson, currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

Corporate Information

Our principal executive office is located at VICTORY LG, INC. 6544 Kathrine Ann Court, Salt Lake City, Utah 84118 and our telephone number is: (877) 262-5154.

INTERNET ADDRESS
Our Internet address is http://www.victorylg.com

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors” beginning on page 9 of this prospectus.

The Offering

Common stock offered by selling security holders	8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock (1).

Selling Shareholder	Pauline Carson

Offering price	$0.001

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	100

Common stock outstanding before the offering	18,000,000 common shares as of May 24, 2011.

Common stock outstanding after the offering	18,000,000 shares.

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 29 days of the registration statement being declared effective (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

(1)	Based on 18,000,000 shares of common stock outstanding as of May 24, 2011

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Pauline Carson, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

The selling security holder Pauline Carson is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby. The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Victory LG, Inc. is a development stage company. Victory LG, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have generated no revenues from our development stage business operations.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Victory LG, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF HISTORICAL FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from Inception (January 5, 2011) through February 28, 2011. The financial statement data as of the period ended February 28, 2011 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

January 5, 2011 (inception) to
Statement of Operations Data:	February 28, 2011 (Audited)
Revenues	$-
Operating expenses	680
Net (loss)	$(690)
Per Share Data:
Net (loss)	$(690)
Number of shares outstanding	18,000,000
Basic and diluted loss per share	-
Weighted average shares outstanding	18,000,000
Balance Sheet Data:
Cash	$18,100
Total current assets	19,100
Total current liabilities	1,790
Accumulated deficit	(690)
Total stockholder’s equity (deficit)	$17,310

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

 Our independent auditors noted in their report accompanying our financial statements for the period ended February 28, 2011 that we have not earned a profit. As of February 28, 2011, we had a net loss of $690, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At February 28, 2011, our cash on hand was $18,100. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance, the availability additional financing to the Company and the ability of the Company to obtain additional financing on acceptable terms. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

Through December 31, 2010, we have spent approximately $ 18,100. Our currently estimated annual expenses are approximately $75,000. To stay in business, we anticipate that we will need approximately $75,000 to complete all necessary stages in order to market our one product in the United States annually until our sales increase. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel. It is anticipated that said amount will be obtained by a loan from Pauline Carson. In the event that we are unable to secure such a loan from Pauline Carson, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

Additionally, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000 on an annual basis. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000 on an annual basis.

It is anticipated that we may need to obtain a loan from Pauline Carson to cover these additional costs and expenses. In the event that we are unable to secure such a loan from Pauline Carson, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

Obtaining additional financing will be subject to a number of factors, including Victory LG’s lack of revenue. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

ONCE TRANSACTING BUSINESS, THE COMPETITION FOR AND DIFFICULTY IN SELLING ENERGY LIQUID GEL CAPSULES COULD AFFECT OUR ABILITY TO DEVELOP PROFITABLE OPERATIONS.

Many companies that are engaged in the energy Liquid Gel Capsule business include large, established companies with substantial capabilities and long earnings records. We may be at a competitive disadvantage in promoting our Victory LG Liquid Gel capsule, as we must compete with these companies, many of which have greater financial resources and larger technical staffs than we do.

WE HAVE NO OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A YOUNG COMPANY.

We were incorporated in the State of Nevada on January 5, 2011. We have no operating history for investors to evaluate the potential of our business development. The Company has had no revenues or expenses prior to this time period.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING ANY NEW PRODUCT TO THE MARKET PLACE.

We will begin to market our one product in the Salt Lake City, Utah area and develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly and/or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

WE HAVE LESS THAN $18,000 IN WORKING CAPITAL AVAILABLE AND WILL RECEIVE NO PROCEEDS FROM THE SALES OF THE SECURITIES IN THIS OFFERING, BUT COSTS OF THIS OFFERING ARE ANTICIPATED AT $18,000.  AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have less than $18,000 in working capital available and will receive no proceeds from the sales of securities in this offering, but costs of this offering are anticipated to total $18,000. Therefore, you should be aware that the risk that the expense of the offering will likely exhaust substantially all of your assets and, without additional sources of financing, you will have no funds with which to continue as a going concern.  As a result, an investment in our securities represents significant risk and you may lose all or part of your entire investment.

FUTURE BUSINESS OPERATIONS VIA THE INTERNET MAY SUBJECT US TO A NUMBER OF LAWS AND REGULATIONS TO BE ADOPTED WITH RESPECT TO THE INTERNET MARKETPLACE, AND THE UNCERTAINTY RELATED TO THE APPLICATION OF MANY EXISITNG LAWS TO THE INTERNET MARKETPLACE CREATES UNCERTAINITY TO OUR BUSINESS DEVELOPMENT.

At present, we do not need governmental approval to market and sell our energy Liquid Gel Caps, but we are subject to the laws and regulations generally applicable to businesses, and directly applicable to offline and online commerce. However, because the Internet is interstate in nature, we are able to offer our one product across the country.

In addition, our management is not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption, and other intellectual property issues, taxation, libel and export or import matters, because the vast majority of these laws were adopted prior to the advent of the Internet and, therefore, do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws that are intended to address these issues could create uncertainty in the Internet marketplace, which could, in the future, reduce demand for our one product or increase our cost of development stage operations as a result of litigation or arbitration. Presently, we have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations.

OUR FUTURE SUCCESS RELIES UPON A COMBINATION OF PATENTS AND PATENTS PENDING, PROPRIETARY TECHNOLOGY AND KNOW-HOW, TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS. IF OUR ONE PRODUCT IS DUPLICATED OUR RESULTS OF OPERATIONS WOULD BE NEGATIVELY IMPACTED.
Presently, we do not have any applications submitted for trademark protection for "Victory LG, Inc.” When funding permits, we will apply for trademark protection. In addition, we have no patents or patent applications pending on the Company’s one product. When funding permits, the Company will apply for patent protection of the Company’s one product.

Victory LG, Inc. has not been approved for any type of trademark, service mark, trade secret or patent protection as of yet. Because intellectual property protection is critical to our future success, we intend to rely heavily on patents to protect our proprietary and confidential information,, which is not generally known or reasonably ascertainable, in order to keep the Company’s advantage in our one product over possible competitors. However patent protection may not be available in every country in which we intend to sell our one product online. Unauthorized parties may attempt to copy aspects of our one product or to obtain and use our proprietary information. As a result, litigation may be necessary to enforce our intellectual property rights to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of recourses which could significantly harm our business and operating results.

THIRD PARTIES ASSERTING INFRINGEMENT CLAIMS AGAINST THE COMPANY

There can be no assurance that third parties will not assert infringement claims against us. If any such infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend the Company against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. The loss of such rights, or the failure by us to obtain similar licenses or agreements, could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE NO OPERATING HISTORY AND EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE. SHOULD WE CONTINUE TO INCUR LOSSES FOR A SIGNIFICANT AMOUNT OF TIME, THE VALUE OF YOUR INVESTMENT IN THE COMMON SHARES WILL BE AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

We were incorporated in the State of Nevada on January 5, 2011. The Company has had no revenues or expenses for this time period.

Presently, we have no revenues and are considered to be in the development stage. We have operating losses from inception on January 5, 2011 to February 28, 2011. We expect to incur further losses for the foreseeable future due to additional costs and expenses related to:

●
The implementation of our direct sales model through Pauline Carson through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $ 35,000 toward marketing materials which include flyers, brochures, and website design. The Company intends to allocate these funds as soon as they are available.

●	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirement

●
Software and hardware updates to maintain service and maintain the Company office will cost the Company at least $ 10,000. As a direct sales Company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

●
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $ 15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover audit fees, legal and all other management expenses such as those from industry consultants, advisors, possible addition of new personnel and the manufacture and packaging of the Company’s Energy Liquid-Gel packets . The Company intends to pay audit fees and legal and all other management fees as they become due.

OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for our internet product; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE NOT ENTERED INTO ANY AGREEMENTS WITH THE COMPANIES WE INTEND TO USE TO MANUFACTURE AND PACKAGE THE COMPANY’S ENERGY LIQUID GEL CAPS.  FAILURE TO ENTER INTO AGREEMENTS ON TERMS ACCEPTABLE TO THE COMPANY REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Victory LG, Inc. has not entered into any agreement with the companies it intends to manufacture and package our product.  There is a significant risk that we will not be able to enter into agreements with terms acceptable to the Company to have our one product manufactured and packaged by these companies.

WE HAVE NOT TESTED OUR PRODUCT AND THEREFORE THE COMPANY DOES NOT KNOW IF OUR PRODUCT WILL PROVIDE THE BENEFITS ADVERTISED.  FAILURE OF OUR PRODUCT TO PROVIDE THE BENEFITS ADVERTISED REPRESENT SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

As of the date of this prospectus, the Company has not conducted any tests to verify if the Company’s one product provides the benefits advertised. These benefits namely are increased energy provided in a Liquid Gel Cap.  Failure of Victory LG, Inc.’s 8-hour Energy Liquid-Gels to provide the benefits of increased energy advertised represents a significant risk to your investment.

WE DO NOT CURRENTLY HAVE SUFFICIENT FUNDS TO OBTAIN PRODUCT LIABILITY INSURANCE.  AS A RESULT, IF A PRODUCT LIABILITY CLAIM WERE FILED AGAINST THE COMPANY, THIS WOULD REPRESENT SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We currently do not have the funds necessary to obtain product liability insurance for the Company’s one product.  Upon raising the $75,000, the Company will immediately look into obtaining product liability insurance for the Company’s one product.  Failure of the Company to carry product liability insurance represents a significant risk to all of a portion of your entire investment.

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms.  The inability of the Company to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions.  The proceeds from the sale of the securities offered in this registration statement will go directly to the selling security holder and not to the Company.  As such, this offering might negatively affect Victory LG’s ability to raise needed funds through a primary offering of its securities in the future.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to a relatively small number of potential customers having the likelihood of purchasing our product.  We intend to generate revenue through the sale of our one product. Because we will be limiting the scope of our marketing activities, we may not be able to generate timely or sufficient sales to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.  The Company’s financing requirements for next twelve month are the following:

·	$35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.
·	$10,000 Software and hardware to develop an internet site
·	$15,000 Program administration and working capital, and the possible addition of new personnel
·	$10,000 Costs and expenses associated with public company reporting requirements
·	$5,000 expenses associated with newly applicable corporate governance requirements

THE COMPANY IS GOVERNED BY PAULINE CARSON, OUR SOLE DIRECTOR, CHIEF EXECUTIVE OFFICER, PRESIDENT, AND SECRETARY, (PRINCIPAL EXECUTIVE OFFICER), AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Pauline Carson, our Chief Executive Officer, President, and Sole Director (Principal Executive Officer), makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Pauline Carson will exercise full control over all matters that typically require the approval of a Board of Directors. Pauline Carson’s actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company.

Our Chief Executive Officer, President, and Sole Director (Principal Executive Officer), Pauline Carson, exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Pauline Carson, conflicts of interest and similar matters.

THE COMPANY IS HEAVILY RELIANT ON PAULINE CARSON, OUR CHIEF EXECUTIVE OFFICER, PRESIDENT, AND SOLE DIRECTOR (PRINCIPAL EXECUTIVE OFFICER ), AND, AS SUCH, THE LOSS OF HER SERVICES COULD HAVE SIGNIFICANT MATERIAL ADVERSE EFFECT ON THE COMPANY.

The Company is heavily dependent on the efforts of Pauline Carson, its Chief Executive Officer, President, and Sole Director (Principal Executive Officer). The loss of her services could have a material adverse effect on the Company. The Company currently does not maintain key man life insurance on this individual. Pauline Carson’s 12 years of experience in managing and marketing products for other entities will help the Company market its one product more efficiently. There can be no assurance that a suitable replacement could be found for her upon retirement, resignation, inability to act on our behalf, or death. The Company has no plans of entering into an employment agreement with Pauline Carson.

PAULINE CARSON CURRENTLY DEVOTES TEN HOURS A WEEK TO THE COMPANY BUT WILL DEVOTE 4O HOURS A WEEK OR MORE ONCE THE COMPANY RAISES $75,000 IN CAPITAL.  FAILURE OF THE COMPANY TO RAISE $75,000 IN CAPITAL TO HAVE MS. CARSON DEVOTE 40 HOURS A WEEK TO THE COMPANY REPRESENT A SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Pauline Carson currently devotes approximately 10 hours per week to the affairs of the Company. Once the Company raises $75,000 in capital, Ms. Carson will devote 40 hours per week to the Company or more, and draw a salary of $2,000 per month.  Until such time, however, Ms. Carson’s inability to devote more than 40 hours a week to the Company represents a significant risk to the Company and you may lose all or part of your entire investment.  Additionally, failure of the Company to raise $75,000 in capital represents a significant risk and you may lose all or part of your entire investment.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

(B) RISKS RELATED TO THE INDUSTRY

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

In order to develop an awareness of our brand, Victory LG, Inc. will depend largely upon our success in creating a customer base and potential referral sources. Additionally, to attract and retain customers and to promote and maintain our brand in response to competitive pressures, the Company’s management plans to gradually increase marketing and advertising budgets as funding allows. If we are unable to economically promote or maintain our brand, then our business, results of development stage operations and financial condition could be severely harmed. The Company presently has a working capital of $17,310.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make conducting our business and selling the Company’s one product more time consuming and costly due to the additional costs associated with such legal and financial compliance. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business development stage operations.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

It is anticipated that we may need to obtain a loan from Pauline Carson to cover these additional costs and expenses. In the event that we are unable to secure such a loan from Pauline Carson, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has no   public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never ha s never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our Company.

(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support developmental stage operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common or preferred stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our developmental stage operations, cash flows and financial condition, developmental stage operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Pauline Carson beneficially owns 100% of our capital stock with voting rights. In this case, Pauline Carson will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and she will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, no operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) and/or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds of $8,000 from the sale of the selling security holder’s common stock. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $18,000, inclusive of our legal and accounting fees, printing costs, filings and other miscellaneous fees and expenses of which the Company has paid $1,680, of which $1,000 was included as prepaid expenses as of February 28, 2011.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past developmental stage operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, no operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

SELLING SECURITY HOLDER

On January 5, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by the selling stockholder as of February 28, 2011 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares beneficially owned prior to Offering (1)	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold
Pauline Carson, CEO	18,000,000	8,000,000	10,000,000	55%

The selling shareholder Pauline Carson is not a broker-dealer or an affiliate of a broker- dealer.

(1)
Pauline Carson is the founder and officer and director of the Company. She presently owns 18,000,000 shares of the Company stock, which were purchased by Pauline Carson on February 28, 2011 in exchange for $18,000. Pauline Carson is the Company’s sole shareholder.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or,
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, with a Minimum number of shares to be offered per investor of 100 and an offering period of twenty nine days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.001 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.001, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, would be deemed to be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $18,000 inclusive of our legal and accounting fees, printing costs, filings and other miscellaneous fees and expenses of which the Company has paid $1,680 as of February 28, 2011, with $1,000 of these costs considered prepaid expenses. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Victory LG, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board. The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors

There is no assurance that we will find a market maker and no assurance that our shares will be approved for trading on the OTC Bulletin.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements and/or the aforementioned identifying words. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

OVERVIEW

Victory LG, Inc. was formed in the state of Nevada on January 5, 2011 to provide retail sales of an Energy liquid-gel capsule to the general public. The Company expects to generate its corporate revenue from the sale of its energy liquid-gel capsules.

The Company has adopted a fiscal year end of February 28th.

Victory LG Inc. is presently developing an Energy liquid-gel capsule as a dietary supplement. Victory LG, Inc. is a development stage company with a limited history of development stage operations. The Company plans to market Victory LG, Inc. through a combination of direct sales, referrals and networking within the industry. To date the Company has not generated any sales. We expect to establish an internet site in May 2011, where customers can purchase the Energy Liquid-Gel Capsules.

To commence active business operations we will need to engage in a number of planning stage and preliminary activities. We will commence activities including finishing our internet website for our Energy Liquid-Gel Capsule, preparing marketing materials and direct mail. We will undertake and work to finish these activities upon completion of this registration statement.

We have started some of the activities, such as, developing the formula for our energy liquid-gel capsules and creating the initial marketing material, but the marketing completion cannot occur without the raising of additional funds, of which we anticipate we will need to raise $75,000. From inception (January 5, 2011) to date, we have spent a substantial amount of time in developing the formula and marketing material, strategic planning, budgeting, and preliminary work.

We have determined that the price of our product should be commensurate with the relative cost to have the product manufactured and packaged and shipped by outside vendors with and profit margin to arrive at the selling price. The Company has estimated the wholesale selling price of our product, which includes manufacturing, packaging, and Company profit, to be $2.85 per Energy Liquid-Gel packet. If these projected prices are incorrect, it could result in an operating loss for us.

While budgetary manufacturing, packaging, shipping and marketing costs have been established for our product, no definitive work has commenced in development of our one product; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Pauline Carson. Furthermore, Victory LG, Inc. has not commenced production, and anticipates its major production operations will utilize outside vendors to manufacture, package, and ship our one product. Victory LG, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date.

Over the next twelve months, Victory LG, Inc. plans to build out its reputation and develop a network in the energy liquid-gel capsule business and begin sales to the general public. Presently, the Company has not sold any liquid-gel capsules.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months, and we will need to obtain additional financing to operate our business for the next twelve months. Our “burn rate” is approximately $2,500 per month. Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public company. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are no available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

If we are successful in our efforts to raise the $75,000, our twelve month operating plan shall be as follows (we would not move into our operations phase until we have established our internet website even if we are successful in our efforts to raise the $75,000 of capital):

•
The implementation of our direct sales model through Pauline Carson through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include flyers, brochures, direct marketing DVD’s and mailing costs. The Company intends to allocate these funds as soon as they are available.

•	. $10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirement

•
Software and hardware updates to maintain service and maintain the Company office will cost the Company at least $ 10,000. As a direct sales company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover management expenses such as those from industry consultants in the energy liquid-gel capsule business, advisors, the possible addition of new personnel and the manufacture and packaging of the Company’s Energy Liquid Gel packets. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due.

INITIAL SALES STRATEGY

We have established a direct sales approach using Pauline Carson coupled with the use of our internet web site to generate sales. Our direct sales will be conducted by Pauline Carson. She will  market the product locally in the Salt Lake City, Utah area to retail chain stores. Her current marketing strategy consists of various Point of Sale material to   include advertising posters, flyers and magnetic strips with the Company name and its product developed by Pauline Carson in the past several months. We also intent to derive sales from our internet website which is currently under development at:  http://www.victorylg.com.  We need further funding to complete the Company’s internet website.

We intend to derive income from these sales and our goal is to establish brand recognition. Over the next twelve months, Victory LG, Inc. plans to build out and establish its reputation and network of clients and advisors in the energy liquid gel-cap business for sale to the general public. The Company aims to form long term working relationships with companies looking to sell Victory LG 8-hour Energy Liquid-Gels to the general public.

SUBSEQUENT SALES STRATEGY

Victory LG Inc. will commence marketing its Liquid-Gel capsule (named Victory LG 8-hour Energy Liquid-Gels) for sale to the general public. The Company is presently developing its marketing program to sell liquid-gel capsules to the general public. The Company is not offering the product to anyone at this time. Victory LG, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result, we are a startup company. This means that we have no operating history or revenue, and are at a competitive disadvantage.

RESULTS OF OPERATIONS

January 5, 2011 (inception) to February 28, 2011

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

January 5, 2011
(inception) to
February 28, 2011

Revenue	$-

Expenses:
General and administrative	(680)
Other Income (Expenses)
Interest income (expense)	(10)

Net (Loss)	$(690)

Sales
January 5, 2011 (inception) to February 28, 2011, we generated no revenues. There were no revenues as the Company has not yet commenced operations.

Operating Expenses
Total operating expenses for the period from January 5, 2011 (inception) through February 28, 2011 were $680 consisting of incorporation and license filing fees.

Other (Income) Expenses
Total other (income) expenses for the period from January 5, 2011 (inception) through February 28, 2011 were $10, consisting of interest expense accrued on notes payable.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position.. At some time in the future, however, we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our Company to continue with this business and the business may fail.

The following table summarizes total assets, accumulated deficit, stockholder’s equity (deficit) and working capital at February 28, 2011.

February28, 2011
Total Assets	$19,100

Accumulated (Deficit)	$(690)

Stockholders’ Equity (Deficit)	$17,310

Working Capital (Deficit)	$17,310

Since our inception on January 5, 2011, we have incurred an accumulated deficit of ($690). Our cash and cash equivalent balances were $18,100 at February 28, 2011. On February 28, 2011 we had working capital of $17,310 and total current liabilities were $1,790.

During the period of January 5, 2011 (date of inception) to February 28, 2011, we used $1,680 of cash for operating activities. A portion of these funds were used to prepay accounting fees related to this registration statement.

Financing Activities

Cash provided by financing activities relating to the issuance of shares of common stock during the period of January 5, 2011 (date of inception) to February 28, 2011 was $18,000 as a result of the sale of eighteen million (18,000,000) shares of common stock, issued with a value of $0.001 to our founder and CEO, Pauline Carson on February 28, 2011.

We also received proceeds of $680 and $1,000 on January 5, 2011 and February 23, 2011, respectively, from BK Consulting & Associates, P.C., in exchange for unsecured promissory notes carrying 8% interest, due on demand.

We also received a short term loan of $100 from our founder and CEO, Pauline Carson, on January 13, 2011 in exchange for an unsecured promissory note carrying 8% interest, due on demand.

Since inception, our capital needs have entirely been met by these sales of stock and short term debt financings.

Additional Disclosure of Outstanding Share Data

We have 10,000,000 shares of preferred stock authorized, and 90,000,000 shares of common stock authorized.

As of February 28, 2010, we had no shares of preferred stock and 18,000,000 shares of common stock issued and outstanding.

Satisfaction of Our Cash Obligations for the Next Twelve Months

Our plan for satisfying our cash requirements for the next twelve months   is through generating revenue from liquid gels, sale of shares of our common stock, third party financing, and/or traditional bank financing. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

We will have additional capital requirements during the fiscal year ending February 28, 2012. We do not expect to be able to satisfy our cash requirements through our product sales, and therefore we will attempt to raise additional capital through the sale of our common stock and debt financing activities.

We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.  We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing, in the amount of $75,000, to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through debt instruments such as bank loans, or private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing.

If we are successful in our efforts to raise the $75,000, our twelve month operating plan shall be as follows (we would not move into our operations phase until we have established our internet website even if we are successful in our efforts to raise the $75,000 of capital):

•
The implementation of our direct sales model through Pauline Carson through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include flyers, brochures, direct marketing DVD’s and mailing costs. The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirement.

•
Software and hardware updates to maintain service and maintain the Company office will cost the Company at least $ 10,000. As a direct sales company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $ 15 ,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover management expenses such as those from industry consultants in the energy liquid-gel capsule business, advisors, the possible addition of new personnel and the manufacture and packaging of the Company’s Energy Liquid Gel packets. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due

All manufacturing costs associated with the Company’s product will come from additional funding from Ms. Carson and/or the selling of the product.  Additionally, all funds related to the offering will be provided by Ms. Carson.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment as such items are not required by us at this time or in the next twelve months.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

Inflation

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

Sales are recorded when products are shipped to customers and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales for which payment has been received, but shipment to our customers has not occurred. No sales have yet commenced.

Stock Based Compensation Expense

The Company adopted FASB guidance on stock based compensation upon inception on January 5, 2011. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock and stock options for services and compensation for the period from January 5, 2011 (Inception) through February 28, 2011.

FASB ASC 718-10-30-2 requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted is calculated using the simplified method. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which the Company has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

FASB ASC 718-10-30-2 requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

We will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost. The Company recognizes expense using the straight-line attribution method.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financial. Our capital requirements for the next twelve months will continue to be significant. Victory LG Inc. has not commenced its major operations of having its one product a liquid-gel capsule named Victory LG 8-hour energy Liquid-Gels, manufactured by an unaffiliated outside provider (Soft Gel Technologies, Inc. (SGTI) and the Company has not distributed the product to anyone. The Company will not have any 8-hour Energy Liquid-Gels manufactured until the Company has sold the product to an end user. We plan during the next twelve months to create a client base by aggressively marketing our product to generate: (1) sales in various retail stores and convenience stores; (2) sales on our website; and (3) sales through word of mouth advertising. Victory LG, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company. This means we have no operating history or revenue, and are at a competitive disadvantage

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Victory LG Inc. will continue to develop its marketing program for its energy Liquid Gel Caps. The Company will need additional capital of $75,000 for marketing and sales and working capital associated with Victory LG, Inc. over the next year. The Company intends to create a client base within this twelve month time frame. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued would impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended February 28, 2011, stating that our net loss of ($690), lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $18,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF BUSINESS

General Overview

We were incorporated in the State of Nevada on January 5, 2011.

Victory LG Inc. is presently marketing for sale one Liquid-Gel capsule (named Victory LG 8-hour Energy Liquid Gels).

Victory LG Inc. has not commenced its major operations of having its one product a liquid-gel capsule named Victory LG 8-hour energy Liquid-Gels, manufactured by an unaffiliated outside provider (Soft Gel Technologies, Inc. (SGTI) and the Company has not distributed the product to anyone. The Company will not have any 8-hour Energy Liquid-Gels manufactured until the Company has sold the product to an end user. We plan during the next twelve months to create a client base by aggressively marketing our product to generate: (1) sales in various retail stores and convenience stores; (2) sales on our website; and (3) sales through word of mouth advertising. Victory LG, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company. This means we have no operating history or revenue, and are at a competitive disadvantage.

The competition for and difficulty in selling energy liquid-gels may affect our ability to develop profitable operations in the future. Companies that are engaged in energy liquid-gels, retail products, include large, established companies with substantial capabilities and long earnings records.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shared could be affected downward, and you could lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Victory LG, Inc. is a development stage company and in the absent of revenues and operations the Independent Audit Report dated February 28, 2010 cites a going concern. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital.

We established the minimum amount of $75,000 that the Company will need to raise through debt instruments such as bank loans, or private financing so that operations can start, in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

In 2011 Victory LG, Inc. intends to market and distribute a quality Energy Liquid Gel product.

Organization within the Last Five Years

To date, the Company has not generated any sales. Upon a purchase order being placed with Victory LG, Inc. for the Victory LG 8-hour Energy Liquid-Gels, the Company intends to contract with Soft Gel Technologies Inc to manufacture the 8-hour Energy Liquid Gel. After the 8-hour Energy Liquid-Gel is manufactured, the Company intends to enter into a contract with Traco Manufacturing Inc for packaging. Victory LG, Inc. intends to have Soft Gel Technologies ship the manufactured Liquid Gel Caps to Traco for packaging. Traco will then deliver the packaged 8-hour Energy Liquid-Gel to Victory LG, Inc. Victory LG, Inc. intends to deliver the finished product to the customer in the Salt Lake City, Utah area. Soft Gel Technologies has not produced any 8-hour Energy Gels to date. Soft Gel Technologies has not produced any test samples to date. Victory LG, Inc. does not have a formal contact with Soft Gel Technologies or Traco Manufacturing at this time.

Over the next twelve months, Victory LG, Inc. plans to build out its reputation and network in the energy Liquid Gel-Cap industry, thereby attracting new clients. Presently, the Company does not have any clients.

Business Facilities

Victory LG, Inc. is located at 6544 Kathrine Ann Court, Salt Lake City, Utah 84118. The telephone number is: (877) 262-5154.

Internet Address

Our Internet address is http://www.victorylg.com

Unique Features of the Company

Victory LG, Inc. aims to establish its Liquid Gel Caps in convenience stores and retail stores in the Salt Lake City, Utah area. As people’s lives become increasingly busier, the Company believes that there is an increasing need for a product that allows individuals to have more energy.  The Company believes that there is a need for its product, and believes that its Liquid Energy Gel caps will have widespread appeal across a broad spectrum of customers.  As a result, the Company intends to market its product to meet those customer’s needs and demands.

Overall Strategic Direction

The Company plans to establish its reputation in the energy Liquid Gel-Cap industry, thereby attracting new clients and building out its network in the energy Liquid Gel-Cap industry.

The Company aims to form long term working relationships with a number of convenience stores in the Salt Lake City, (Utah) area.

Description of Product

Pauline Carson, CEO and Director of Victory LG, Inc. came up with idea over the last year of what she believes will be a successful Liquid Energy Gel Cap.

Product Development:

In 2010, Pauline Carson began working with Soft Gel Technologies Inc, located at 6982 Bandini Blvd, Los Angeles, CA 90040. Soft Gel Technologies, Inc.® (SGTI®) has specialized in providing Natural Products Industry marketers with premium quality dietary supplements in a soft gelatin capsule delivery system. Soft Gel is a full service contract manufacturer dedicated to the production and marketing of branded products and turnkey custom formulations.

Soft Gel is headquartered in Los Angeles, California, it has the capacity to meet high volume demands as well as accommodate smaller jobs.

Pauline Carson and the Soft Gel Technologies technicians took several months to create the formula for the Liquid Gel Cap that Victory LG, Inc. intends to sell and market. Pauline Carson and Soft Gel Technologies technicians decided to include the following main ingredients into the product which include Ginseng, Guarana, Vitamins B3, B4, B6, and B12, Antioxidants, and Amino Acids and (L-Arginine). The Liquid Gel Cap will go under the label of Victory LG 8-Hour Energy Soft Gel. Sport Energy 8-Hour Energy Liquid Gel is a product that assists in increasing energy. Victory LG Inc. owns all the right to the formula for the 8-hour Energy Liquid-Gel. Neither Pauline Carson nor Soft Gel Technologies have any ownership or manufacturing rights to the formula.

The Company has not patented the formula that is to be used in Victory LG 8-Hour Energy Liquid Gels at this time. The 8-hour Energy Soft-Gel formula created for Victory LG, Inc. is not similar to other Soft Gel technologies product. Other Soft Gel Technologies customers market to weight loss supplements and the only similarity in ingredients is caffeine. Victory LG Liquid Gel-Caps are an Energy only formula.

Manufacturing:

In March of 2009, Soft Gel Technologies, Inc. (SGTI) and Victory LG Inc. finalized the formula for the Victory LG 8-Hour Energy Liquid Gel Caps; SGTI will manufacture Victory LG Energy 8-Hour Energy Liquid Gel Cap for the Company. Victory LG, Inc. does not have any formal agreements with SGTI to manufacture its 8-Hour Energy Liquid Gel Caps. All key ingredients included in our product are readily available from SGTI. The Company has not taken any steps to test the product. SGTI has advised Victory LG, Inc. that they can manufacture 161,504 capsules for Victory LG, Inc. for $6,500. SGTI has not produced any 8-Hour Energy Liquid Gel Caps for Victory LG, Inc. at this time.

Packaging:

In 2010 Pauline Carson took empty Liquid Gel’s capsules from Soft Gel Technologies in the size, shape and consistence of the 8-hour Victory LG Liquid Gel Cap to Traco Manufacturing Inc, located at 620 South 1325 West, Orem Utah 84058, for packaging development. Traco has advised Victory LG, Inc. that they can package the 8 hour Energy Liquid Gel Caps in the following manner. Traco could package 161,504 capsules into 6 pack blister cards $6,500, $500- packaging 12, 6 pack blister cards into a box, and $150- packaging 12 boxes into a master case.

Traco Manufacturing can provide all packaging needs in connection with the Victory LG 8-Hour Energy Liquid Gel Cap. Traco has not packaged any product for the Company at this time. Victory LG, Inc. does not have any formal agreements with Traco to package its 8-Hour Energy Liquid Gel Caps.

About Traco Manufacturing, Inc.:

known for: digital printing, flexo printing, corona treating, laminating, pressure sensitive labels, die-cutting, film seaming, slitting, UV coating, printed shrink labels, tamper evident bands, PREFORMS, super shrink, super sealers, PVC SHRINK FILM, Polyolefin shrink film, shrink bags, shrink wrap equipment & supplies.

TRACO MANUFACTURING INC. is a U.S. manufacturer and importer of packaging equipment and shrink film products. Traco appreciates a growing base of packaging customers as it celebrates 25 years in the shrink film and packaging industry. Traco's packaging products are primarily sold through stocking distributors in the USA and internationally.

Sales Strategy:

We have established a sales approach, which utilizes direct sales through Pauline Carson who plans to market our product through retail chain stores.

Direct Sales:

Direct sales will be conducted by Pauline Carson. She will market the product locally in the Salt Lake City, Utah area to convenience stores and small retail shops. Their current marketing strategy consists of various Point of Sale materials which include advertising posters, flyers, magnetic strips with the Company name and its product developed by Pauline Carson in the past several months..

Retail chain stores:

Sales to over 44,000 retail stores nationwide major retail chain stores such as Wal-Mart, Target and Walgreen ’ s. Retail chain stores would enable the Company to pay slotting fees to gain shelf space in more than 44,000 retail locations. At present, the Company does not have any formal agreements of any kind with any of the nationwide major retail chain stores. But this would be part of Victory LG’s long term sales strategy: introducing its liquid energy gel cap to nationwide major retail chain stores. The profit associated with each major retail store carrying the product could be in excess of $1.0M. This estimate is based on using a nationwide major retail chain store like Wal-mart, for example, with each of its 4,400 stores selling approximately 64 packs of liquid energy gel at $3.99 per year. This example is for informational purposes only, and not necessarily indicative of a model that can be replicated nationwide, and should be understood as such and not relied upon by any investors interested in investing in the Company’s securities.

To utilize our sales approach (retail chain stores) the Company will need to seek additional capital to fund the retail chain stores model. Presently the Company does not have the additional capital needed to utilize the retail chain store model.

We intend to derive income from these sales and our goal is establish brand recognition.

In order to bring the Company’s Victory LG 8-Hour Energy Liquid Gel Cap to market, the Company will need to seek additional capital of approximately $75,000. These funds would be used for deposits and marketing materials. If the Company is unable to obtain additional financing at reasonable cost, it would be unable to manufacture, package and sell their Liquid Gel Caps. Presently the Company’s working capital of $17,310 is not sufficient to fund the sale of Liquid Gel Caps through Pauline Carson.

Features of Product:

The Company believes that there is a role for companies that can provide quality product and service.

Our form of product may involve assisting a store in the following:

●	Delivery of only a small amount of product, when a convenience store does not have adequate storage space;
●	Delivery of large amounts of product to stores with large storage space.
●	The ability of the Company to speak directly to convenience store managers about the product.

The Energy Liquid Gel Cap Industry

Competition:

There are numerous companies and individuals who are engaged in the Energy Liquid Gel Cap business, and such business is intensely competitive.

The Company believes that by offering quality energy Gel Cap and superior service in the energy Liquid Gel Cap industry, then it will have more energy Liquid Gel Cap customers. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide energy Liquid Gel Caps. We believe our ability to compete will depend upon many factors both within and outside our control, including, but not limited to: pricing; the timing and market acceptance of our 8-hour energy gel caps and services. We will face direct competition from several privately-held companies, both online and direct marketing companies.

Many of our existing and potential competitors, which will include online energy Liquid Gel caps businesses are focusing more closely on internet based sales, these companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we will. Furthermore, there is the risk that larger financial companies which offer internet and direct sales may decide to use extremely low pricing rates in the energy Liquid Gel cap market to acquire and accumulate customer accounts and additional shelf space at stores. We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than we will.

There can be no assurance that our potential competitors will not develop products and services comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against these Energy Liquid Gel Cap businesses such as the following:

VPX sports, produces Redline Gel Caps. The Company on its website claims that this product is a Multi-system rapid fat loss catalyst. “Redline Gel Caps are a fat burner that busts the thermogenic and energy producing envelope. Redline is the only matrix ever developed to shred fat through the shivering response in the body. By shivering the body burns huge amounts of stored body fat for energy in an effort to keep the body warm.” Redline has a soft gel-capsule, liquid formula, that is marketed to weight Loss Supplement with an added benefit of Energy. Victory LG 8-hour Liquid Gel Cap is an energy formula only. Redline’s formula contains eleven ingredients while Victory LG, Inc.’s formula contains fourteen ingredients. The only similar ingredient between the two aforementioned formulas, from Redline and Victory LG, Inc., is the ingredient caffeine.

NVE Pharmaceuticals, produces Stacker 2. The Company states on its web site that Stacker 2 Ephedra-free formula is designed for those who are in search of a dietary supplement in an Ephedra-free formula. Stacker 2 has multiple Energy capsules. The main difference is Victory LG. Inc.’s delivery system. Victory LG, Inc. uses a liquid-gel capsule with a liquid formula. Stacker 2 uses a hard shell capsule with a dry powder formula.

BIO-ENGINEERED SUPPLEMENTS & NUTRITION, INC., (BSN) Bio-Engineered Supplements & Nutrition, Inc. (BSN) web site states that it is a leading developer, marketer, provider and distributor of nutritional supplements designed for health, training, physique, and performance support. Among other innovative products, BSN has assisted in developing many advancements within the sports nutrition industry, one of which is the ultra-premium breakthrough ingredient Creatine Ethyl Ester Malate (CEM3). Christopher Ferguson, is the President and CEO of BSN. BSN is a Delaware corporation operating under the laws of the State of Delaware. The Company has received many awards from * Brand of the Year: BSN – 1st Place (2nd Year in A Row) (Bodybuilding.com1) Muscle Builder of the Year: N.O.-XPLODE– 1st Place (3rd Year in A Row) and CELLMASS 2nd* Place (Also, 2nd Year In A Row) (Bodybuilding.com1)

* Nitric Oxide Product of the Year: N.O.-XPLODE 1st Place (3rd year in a row) and NITRIX. For over 3 consecutive years BSN products have been recognized by consumers as the best in their respective categories

Bio-Engineered Supplements & Nutrition, Inc. is a leading developer, marketer, provider and distributor of nutritional supplements designed for training, physique, and performance. BSN’s innovative and effective products include NITRIXВ®, NO-XPLODETM, CELLMASSВ®, LEAN DESSERT PROTEINTM, SYNTHA-6В®, TRUE-MASSВ®, AXIS-HTTM, CHEATERSTM, THERMONEXTM, ATRO-PHEXВ® AND ENDORUSHTM. Bsn, Inc. offers over 20 different gel caps that range from Cell Mass, endorush, Altro-Phex as unique bio engineered supplements to help customers attain their physique and performance goals.

Current Business Focus

The Company’s business focus is to provide quality energy Liquid Gel Caps and superior service to convenience stores in the Salt Lake City, Utah area along with, at a reasonable price, to the largest percentage of the target market population as possible. The Company believes that the ability to deliver a quality product is the main factors in fostering a repeat customer base, and reputation.

Advantages of Competitors over Us

The Company believes the following are advantages of Competitors over us.

Customer Base:

Presently, the Company does not have an established regular customer base.

Financial Resources:

The Company believes that many of its competitors (VPX sports, producer of Redline and NVE Pharmaceuticals, producer of Stacker 2) have at this time a significantly greater financial and other resources than we do and are therefore, in certain respects, in a better position to provide energy Gel Caps, as well as promote their services.

Competitive Advantages

The Company believes that its key competitive advantages are:

Experienced Management:

The Company believes that it has experienced management. Our sole Director and executive officer Pauline Carson has over 12 years of experience in the management and business operations. The Company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its client base.   She has had a background in operational & financial risk management, consolidation & integrations and new business development for the companies she has been involved with. Pauline Carson is well versed in marketing products, with over 12 years of experience doing so in companies with as many as 5,000 employees and with revenues in excess of $300 million.  The Company believes that her 12 years of business experience, coupled with her marketing experience, gives us a competitive edge in marketing Victory LG’s energy Liquid Gel Caps to consumers in the Salt Lake City, Utah area.

Performance:

The Company believes that its ability to provide quality energy Liquid Gel Caps. Through providing a quality product, the Company hopes to develop a repeat customer base.

Research and Development

The Company is not currently conducting any research and development activities. However, if research and development is required in the future, we intend to rely on third party service providers.

Employees

Pauline Carson is the sole Director, Chief Executive Officer, President and Principal Executive Officer of Victory LG, Inc.

At this time we only have one employee, Pauline Carson. The Company plans to employ individuals on an as needed basis. The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand size of our Board of Directors in the future.

Pauline Carson does not receive a salary or benefits in any form. Presently, the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees.

Pauline Carson currently devotes approximately 10 hours per week to the affairs of the Company. Once the Company raises $75,000 in capital, Ms. Carson will devote 40   hours per week to the Company or more, and draw a salary of $2,000 per month.

Additional Products

The Company does not intend to market any other products.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of February 28, 2011. Our Executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Pauline Carson	36	Chief Executive Officer, President, Chief Financial Officer, Secretary	January 5, 2011

Executive Officers

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Pauline Carson is the “Promoter” within the meaning of Rule 405 of Regulation C.

Board of Directors

Pauline Carson

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

MANAGEMENT BIOGRAPHIES

Pauline Carson; Chief Executive Officer, President, Chief Financial Officer

Pauline Carson served as Chief Executive Officer and Chief Operating Officer with Starbridge Consumer Products, Inc., from 2000 to 2003 and was actively involved in the consumer beverage, consumer durables and financial services industries. She also served as an Executive Director with Mainline Industries, Inc., from 2004 to 2010, enabling her to become familiar and understand both the domestic and international distribution channels encompassing retail, wholesale and direct sales markets.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Pauline Carson. We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprise of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board, The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directs concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is 6544 Kathrine Court, Salt Lake City, Utah 84118. The Company’s telephone number is: 1-877-262-5154.

As of February 28, 2011, there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1)	This table is based on Eighteen Million (18,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Pauline Carson	18,000,000	100%
Common Stock	All executive officers and directors as a group	18,000,000	100%
Total		18,000,000	100%

REMUNERATION OF DIRECTORS AND OFFICERS

Victory LG, Inc. has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless and until our developmental stage operations generate sufficient cash flow.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation from January 5, 2011 (inception) to February 28, 2011.

SUMMARY COMPENSATION TABLE

Employment Agreements

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

The following table sets forth information concerning the compensation we have paid to the named executive officers for all services rendered in all capacities, for the period from January 5, 2011 (inception) to February 28, 2011.  We do not have any executive officers whose compensation exceeded $100,000 during the period.

Name and Position	Year	Salary	Bonus	Stock Awards ($)	All Other Compensation	Total
Pauline Carson, Chief Executive Officer President, and Chief Financial Office	January 5, 2011 (inception) to February 28,2011	$-0-	$-0-	$-0-	$-0-	$-0-
Officers as a Group	January 5, 2011 (inception) to February 28,2011	$-0-	$-0-	$-0-	$-0-	$-0-

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer and the Company does not intend to enter into an employment agreement with Pauline Carson.

Principal Stockholder

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by each officer and director of the Company and by all officers and directors of the Company as a group, and all shareholders known to the Company to beneficially own 5% or more of the issued and outstanding Shares of the Company, is as follows.

Unless otherwise stated, our address is: 6544 Kathrine Ann Court, Salt Lake City, Utah 84118. The Company telephone number is: 1-877-262-5154.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering

Pauline Carson	18,000,000	8,000,000	10,000,000	55%
Total Officers, Directors and Significant Shareholders as a group	18,000,000	8,000,000	10,000,000	55%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

Transfer Agent and Registrar

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone (727) 459-7378, Facsimile 727-290-3961.

Shares Eligible for Future Sale

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General:

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

Common Stock:

The Company issued to the founder Eighteen Million 18,000,000 common shares of stock for $18,000. As of February 28, 2011, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

The securities being offered by the selling security holder are shares of our Common stock.

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock:

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends:

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants:

There are no outstanding warrants to purchase our securities.

Options:

There are no outstanding stock options to purchase our securities.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings and/or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

VICTORY LG, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
VICTORY LG INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Victory LG Inc. (A Development Stage Company) as of February 28, 2011, and the related statements of operations, stockholder’s equity (deficit) and cash flows for the period from inception on January 5, 2011 through February 28, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Victory LG Inc. (A Development Stage Company) as of February 28, 2011, and the related statements of operations, stockholder’s equity (deficit) and cash flows for the period from inception on January 5, 2011 through February 28, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $690, and no revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
March 24, 2011

VICTORY LG, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

February 28,
2011
ASSETS
Current assets:
Cash	$18,100
Prepaid expenses	1,000
Total current assets	19,100

Total assets	$19,100

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accrued interest	$10
Note payable, officer	100
Notes payable	1,680
Total current liabilities	1,790

Stockholder's equity:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 90,000,000 shares
authorized, 18,000,000 shares issued and outstanding	18,000
(Deficit) accumulated during the development stage	(690)
Total stockholder's equity	17,310

Total liabilities and stockholder's equity	$19,100

The accompanying notes are an integral part of these financial statements.

VICTORY LG, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

January 5, 2011
(inception) to
February 28, 2011

Revenue	$-

Operating expenses:
General and administrative	680

Total operating expenses	680

Net operating loss	(680)

Other income (expense)	(10)

Loss before provision for income taxes	(690)

Provision for income taxes	-

Net (loss)	$(690)

Weighted average number of common shares outstanding - basic and fully diluted	18,000,000

Net (loss) per share - basic and fully diluted	$-

The accompanying notes are an integral part of these financial statements.

VICTORY LG, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY

						(Deficit)
						accumulated
					Additional	during	Total
	Preferred stock		Common stock		paid-In	development	stockholder's
	Shares	Amount	Shares	Amount	capital	stage	equity

Common stock issued to founder at $0.001 per share	-	$-	18,000,000	$18,000	$-	$-	$18,000

Net loss from January 5, 2011 (inception) to February 28, 2011	-	-	-	-	-	(690)	(690)

Balance, February 28, 2011	-	$-	18,000,000	$18,000	$-	$(690)	$17,310

The accompanying notes are an integral part of these financial statements.

VICTORY LG, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

January 5, 2011
(inception) to
February 28, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(690)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	(1,000)
Increase (decrease) in liabilities:
Accrued interest	10

Net cash used in operating activities	(1,680)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable, officer	100
Proceeds from notes payable	1,680
Proceeds from sale of common stock	18,000

Net cash provided by financing activities	19,780

NET CHANGE IN CASH	18,100

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$18,100

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Victory LG, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Victory LG, Inc. (“the Company”) was incorporated in the state of Nevada on January 5, 2011 (“Inception”). The Company was formed to market a Liquid-Gel capsule (named Victory LG 8-hour Energy Liquid-Gels). The Company will initially market Victory LG 8-hour Energy Liquid-Gels locally, to convenience stores in the Salt Lake City, Utah area.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year end of February 28th.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Revenue Recognition
Sales are recorded when products are shipped to customers and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales for which payment has been received, but shipping to customers has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting of our one product are expensed as incurred. These expenses approximated $-0- for the period from January 5, 2011 (inception) to February 28, 2011.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Victory LG, Inc.
(A Development Stage Company)
Notes to Financial Statements

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at January 5, 2011. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for the period from January 5, 2011 (inception) to February 28, 2011.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Recently Issued Accounting Pronouncements
In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception on January 5, 2011. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Victory LG, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $690 and working capital of $17,310 as of February 28, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On January 13, 2011, the Company received an unsecured loan in the amount of $100, bearing interest at 8% and due on demand from the Company’s founder and CEO.

On February, 28, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000 from the Company’s founder and CEO.

Note 4 – Note Payable, Officer

On January 13, 2011, the Company received an unsecured loan in the amount of $100, bearing interest at 8% and due on demand from the Company’s founder and CEO. The Company has accrued interest related to the debt of $1 as of February 28, 2011.

Note 5 – Notes Payable

On January 5, 2011 and February 23, 2011, the Company received loans in the amount of $680 and $1,000, respectively, from BK Consulting & Associates, P.C. The unsecured notes bearing interest at 8% and are due on demand. The Company has accrued interest related to these loans of $9 as of February 28, 2011.

Note 6 – Stockholder’s Equity

On January 5, 2011, the founder of the Company established 90,000,000 authorized shares of common stock. Additionally, the Company’s founder established 10,000,000 authorized shares of preferred stock.

Common stock
On February 28, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

Note 7 – Subsequent Events

On March 10, 2011, the Company paid $14,500 to BK Consulting and Associates, P.C. for legal and consulting services related to our current and future services related to filing our S1 registration statement with the Securities and Exchange Commission.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Securities and Exchange Commission Registration Fee approximate	$464
Audit Fees and Expenses	3,000
Legal Fees and Expenses	14,500
Miscellaneous Expenses	500
Total	$18,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On January 5, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

There are 10,000,000 preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Pauline Carson, the founder of the Company, who is a sophisticated individual. Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The selling security holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 16.  EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Steven Sager, Attorney, May 24, 2011
23.1	Consent of M&K CPAS, PLLC, May 24, 2011

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Salt Lake City, Utah, on this 24th day of May, 2011.

VICTORY LG, INC.

By: /s/ Pauline Carson
Pauline Carson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pauline Carson	President, Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2011
Pauline Carson	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Steven Sager, Attorney, May 24, 2011
23.1	Consent of M&K CPAS, PLLC, May 24, 2011